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Twinlab Consolidated Holdings, Inc. and Twinlab Consolidation Corporation Enter Into Merger Agreement

NEW YORK – September 4, 2014 – Twinlab Consolidated Holdings, Inc. (OTC: TLCC) and Twinlab Consolidation Corporation (“TCC”) announced today that they have entered into an agreement to merge in a stock-for-stock transaction with an anticipated closing date of September 15, 2014.

CEOs of both entities are enthusiastic about the merger, which will position TCC for growth and provide expanded opportunities for acquisitions.

“We are really excited about working with TCC and creating a unified company that will support its future success” says Luz Vasquez, CEO of Twinlab Consolidated Holdings, Inc.

CEO of TCC, Tom Tolworthy remarks, “We are thrilled to enter into this merger with Twinlab Consolidated Holdings, Inc. This partnership will help support our long-term vision of TCC.  There is an extraordinary opportunity in the health and wellness space and this partnership supports the creation of a business that is focused on the needs of the end-consumer with an eye on emerging trends and market direction that informs our future.”

The respective boards of directors of TLCC and TCC have each approved the Merger Agreement and the transactions contemplated thereunder.  The Merger Agreement remains subject to the approval of the stockholders of TCC.  The closing of such transactions and the effectiveness of the Merger is anticipated to occur on or about September 15, 2014.  However, there can be no assurances that the transactions contemplated under the Merger Agreement will be consummated, as the Merger Agreement may be terminated pursuant to the provisions thereof.

About Twinlab Consolidated Holdings, Inc.
Twinlab Consolidated Holdings, Inc., a development stage company, intends to design and develop a mobile beauty shopping tool application that offers beauty product reviews, location based coupons, and platform for interaction with social networks specific to the products for Apple and Android platforms. The company was formerly known as Mirror Me, Inc. and changed its name to Twinlab Consolidated Holdings, Inc. in August 2014. Twinlab Consolidated Holdings, Inc. was founded in 2013 and is based in San Diego, California.

About Twinlab Consolidation Corporation
Twinlab Consolidation Corporation is an industry-focused health and wellness company committed to developing top brands. An employee-owned company, TCC aligns the interest of all stakeholders and has a portfolio of products that are made in America using the finest ingredients from around the world. In addition to its namesake brand, Twinlab®, established in 1968, TCC also manufactures and sells other well-known category leaders including the Metabolife® line of diet and energy products; Fuel line of sports supplement products; Alvita® teas, established in 1922 as a single-herb tea line; Trigosamine® joint support products as well other health and wellness brands. Twinlab’s manufacturing facility in American Fork, Utah is an NSF GMP and NSF GMP for Sport certified facility. Visit  www.twinlab.com for more information.

Forward-Looking Statement: The statements in this press release, such as “creating a unified company that will support its future success,” and “there is an extraordinary opportunity in the health and wellness space”, and any implied or perceived benefits from the Merger between TLCC and TCC, and any other effects resulting from any of the above, are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, our ability to complete closing conditions to the merger, and any other difficulties related to risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue our growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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